SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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GLYCOGENESYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a press release issued by GlycoGenesys, Inc. on May 4, 2005.

Special Meeting of Shareholders of GlycoGenesys, Inc. to be held May 10, 2005

Company Reminds Shareholders to Vote their Shares

BOSTON—(BUSINESS WIRE)—May 4, 2005—GlycoGenesys, Inc., (Nasdaq: GLGS), a biotechnology company developing carbohydrate-based drugs, is holding a special meeting of its shareholders at the Park Plaza Hotel, 64 Arlington Street, Boston, Massachusetts 02116, on May 10, 2005 at 10:00 a.m. Eastern time. A proxy statement, form of proxy and Annual Report on Form 10-K have been mailed to all shareholders. Shareholders may also obtain a copy of these materials and information on voting procedures by contacting Georgeson Shareholder Communications, Inc. at 1-800-790-6795.

The special shareholders meeting is being held to seek shareholder approval of the issuance of Series D convertible preferred stock, common stock warrants and common stock issuable upon conversion and exercise of the preferred stock and the warrants, in an amount that will be 20% or more of our common stock outstanding as of March 15, 2005, in order to satisfy certain Nasdaq requirements.

The Company requests that all shareholders vote their shares on this matter prior to the May 10th special meeting in order to assure a quorum for the meeting.

Safe Harbor Statement

Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing, joint ventures and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, and other risks identified in the Company’s Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:

GlycoGenesys

Senior Vice President and CFO

John W. Burns, 617-422-0674

General Counsel

William O. Fabbri, 617-422-0674

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